    Exhibit 99.1
Uber Announces Results for Fourth Quarter and Full Year 2025

Quarterly trips grew 22% year-over-year and Gross Bookings grew 22% year-over-year
Record quarterly GAAP Income from operations of $1.8 billion; Adjusted EBITDA of $2.5 billion, up 35% year-over-year
Record quarterly operating cash flow of $2.9 billion and Free cash flow of $2.8 billion

SAN FRANCISCO – February 4, 2026 – Uber Technologies, Inc. (NYSE: UBER) today announced financial results for the quarter and full year ended December 31, 2025.

“Uber accelerated into another record-breaking quarter, with more than 200 million monthly users completing more than 40 million trips every day—our largest and most engaged consumer base ever,” said Dara Khosrowshahi, CEO. “We enter 2026 with a rapidly growing topline, significant cash flow, and a clear path to becoming the largest facilitator of AV trips in the world.”
“Our performance this year reflects the significant power of our platform strategy, with $193 billion in Gross Bookings and $10 billion in free cash flow,” said Prashanth Mahendra-Rajah, CFO. “Uber is a once-in-a-generation company with enormous opportunity still ahead, and it has been a true privilege—and a great deal of fun—to have played my part in its success.”
“After five years of 20%+ growth, we are entering 2026 with strong momentum, while remaining solidly on track to deliver on our three-year growth and profit outlook,” said Balaji Krishnamurthy, incoming CFO. “With large and growing free cash flows, over the coming years we will invest with discipline across a multitude of opportunities, including positioning Uber to win in an AV future.”

Financial and Operational Highlights for Fourth Quarter 2025
•Trips during the quarter grew 22% year-over-year (“YoY”) to 3.8 billion, driven by Monthly Active Platform Consumers (“MAPCs") growth of 18% YoY and monthly Trips per MAPC growth of 3% YoY.
•Gross Bookings grew 22% YoY to $54.1 billion, and 22% on a constant currency basis.
•Revenue grew 20% YoY to $14.4 billion, or 19% on a constant currency basis.
•GAAP Income from operations grew 130% YoY to $1.8 billion.
•GAAP Net income attributable to Uber Technologies, Inc. was $296 million, which includes a $1.6 billion net headwind (pre-tax) from revaluations of Uber’s equity investments. GAAP Diluted earnings per share (“EPS”) was $0.14.
•Adjusted EBITDA grew 35% YoY to $2.5 billion. Adjusted EBITDA margin as a percentage of Gross Bookings was 4.6%, up from 4.2% in Q4 2024.
•Non-GAAP Operating Income grew 46% YoY to $1.9 billion. Non-GAAP Operating Income as a percentage of Gross Bookings was 3.5%, up from 3.0% in Q4 2024.
•Non-GAAP Net Income grew 25% YoY to $1.5 billion and Non-GAAP EPS grew 27% YoY to $0.71.
•Net cash provided by operating activities was $2.9 billion and free cash flow, defined as net cash flows from operating activities less capital expenditures, was $2.8 billion.
•Unrestricted cash, cash equivalents, and short-term investments were $7.6 billion at the end of the fourth quarter.

Outlook for Q1 2026
For Q1 2026, we anticipate:
•Gross Bookings of $52.0 billion to $53.5 billion, representing growth of 17% to 21% YoY on a constant currency basis.
◦Our outlook assumes a roughly 4 percentage-point currency tailwind to total reported YoY growth.
•Non-GAAP EPS of $0.65 to $0.72, representing growth of 37% YoY at the midpoint.
◦Our outlook translates to Adjusted EBITDA of $2.37 billion to $2.47 billion.

Financial and Operational Highlights for Fourth Quarter 2025

	Three Months Ended December 31,
(In millions, except percentages)	2024	2025	% Change	% Change (Constant Currency (1))

Monthly Active Platform Consumers (“MAPCs”)	171	202	18%
Trips	3,068	3,751	22%
Gross Bookings	$44,197	$54,140	22%	22%
Revenue	$11,959	$14,366	20%	19%
GAAP Income from operations	$770	$1,774	130%
GAAP Net income attributable to Uber Technologies, Inc. (2)	$6,883	$296	(96)%
GAAP Diluted EPS	$3.21	$0.14	(96)%
Adjusted EBITDA (1)	$1,842	$2,487	35%
Non-GAAP Operating Income (1)	$1,318	$1,918	46%
Non-GAAP Net Income (1)	$1,201	$1,496	25%
Non-GAAP EPS (1)	$0.56	$0.71	27%
Net cash provided by operating activities	$1,750	$2,883	65%
Free cash flow (1)	$1,706	$2,808	65%
(1) See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
(2) Q4 2024 net income includes a $6.4 billion benefit from a tax valuation release and a $556 million net benefit (pre-tax) from revaluations of Uber’s equity investments. Q4 2025 net income includes a $1.6 billion net headwind (pre-tax) from revaluations of Uber’s equity investments.

Full Year 2025 Financial and Operational Highlights

	Year Ended December 31,
(In millions, except percentages)	2024	2025	% Change	% Change (Constant Currency)

Trips	11,273	13,567	20%
Gross Bookings	$162,773	$193,454	19%	20%
Revenue	$43,978	$52,017	18%	18%
GAAP Income from operations	$2,799	$5,565	99%
GAAP Net income attributable to Uber Technologies, Inc. (2)	$9,856	$10,053	2%
GAAP Diluted EPS	$4.56	$4.73	4%
Adjusted EBITDA (1)	$6,484	$8,730	35%
Non-GAAP Operating Income (1)	$4,310	$6,453	50%
Non-GAAP Net Income (1)	$3,970	$5,237	32%
Non-GAAP EPS (1)	$1.82	$2.45	35%
Net cash provided by operating activities	$7,137	$10,099	42%
Free cash flow (1)	$6,895	$9,763	42%
(1) See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
(2) Net income for the year ended December 31, 2024 includes a $6.4 billion benefit from a tax valuation release and a $1.8 billion net benefit (pre-tax) from revaluations of Uber’s equity investments. Net income for the year ended December 31, 2025 includes a $5.0 billion benefit from a tax valuation release and a $97 million net headwind (pre-tax) from revaluations of Uber’s equity investments.

Results by Offering and Segment
Gross Bookings

	Three Months Ended December 31,
(In millions, except percentages)	2024	2025	% Change	% Change (Constant Currency)

Gross Bookings:
Mobility	$22,798	$27,442	20%	19%
Delivery	20,126	25,431	26%	26%
Freight	1,273	1,267	(1)%	(1)%
Total	$44,197	$54,140	22%	22%

Revenue

	Three Months Ended December 31,
(In millions, except percentages)	2024	2025	% Change	% Change (Constant Currency)

Revenue:
Mobility	$6,911	$8,204	19%	18%
Delivery	3,773	4,892	30%	29%
Freight	1,275	1,270	—%	(1)%
Total	$11,959	$14,366	20%	19%

Adjusted EBITDA and Segment Adjusted EBITDA

	Three Months Ended December 31,
(In millions, except percentages)	2024	2025	% Change

Segment Adjusted EBITDA:
Mobility	$1,769	$2,203	25%
Delivery	727	1,015	40%
Freight	(22)	—	**
Corporate G&A and Platform R&D (1)	(632)	(731)	(16)%
Adjusted EBITDA (2)	$1,842	$2,487	35%
(1) Includes costs that are not directly attributable to our reportable segments. Corporate G&A also includes certain shared costs such as finance, accounting, tax, human resources, information technology and legal costs. Platform R&D also includes mapping and payment technologies and support and development of the internal technology infrastructure. Our allocation methodology is periodically evaluated and may change.
(2) “Adjusted EBITDA” is a non-GAAP measure as defined by the SEC. See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
** Percentage not meaningful.

Non-GAAP Operating Income and Segment Operating Income (Loss)

	Three Months Ended December 31,
(In millions, except percentages)	2024	2025	% Change

Segment Operating Income (Loss):
Mobility	$1,608	$2,027	26%
Delivery	639	905	42%
Freight	(41)	(18)	56%
Corporate G&A and Platform R&D (1)	(888)	(996)	(12)%
Non-GAAP Operating Income (2)	$1,318	$1,918	46%
(1) Includes costs that are not directly attributable to our reportable segments. Corporate G&A also includes certain shared costs such as finance, accounting, tax, human resources, information technology and legal costs. Platform R&D also includes mapping and payment technologies and support and development of the internal technology infrastructure. Our allocation methodology is periodically evaluated and may change.
(2) “Non-GAAP Operating Income” is a non-GAAP measure as defined by the SEC. See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Webcast and conference call information
A live audio webcast of our fourth quarter ended December 31, 2025 earnings release call will be available at https://investor.uber.com/, along with the earnings press release and slide presentation. The call begins on February 4, 2026 at 5:00 AM (PT) / 8:00 AM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
We also provide announcements regarding our financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (https://investor.uber.com/), and our blogs (https://uber.com/blog) and X accounts (@uber and @dkhos), as a means of disclosing material information and complying with our disclosure obligations under Regulation FD.
About Uber
Uber’s mission is to create opportunity through movement. We started in 2010 to solve a simple problem: how do you get access to a ride at the touch of a button? More than 72 billion trips later, we're building products to get people closer to where they want to be. By changing how people, food, and things move through cities, Uber is a platform that opens up the world to new possibilities.
Forward-Looking Statements
This press release contains forward-looking statements regarding our future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments, particularly with respect to our relationships with drivers and couriers and the impact of the global economy, including rising inflation and interest rates. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent quarterly report on Form 10-Q for the quarter ended September 30, 2025 and subsequent annual reports, quarterly reports and other filings filed with the Securities and Exchange Commission from time to time. All information provided in this release and in the attachments is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Non-GAAP Financial Measures
To supplement our financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA; Non-GAAP Operating Income; Non-GAAP Net Income; Non-GAAP EPS; Free cash flow; as well as, revenue growth rates in constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.
We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

For more information on these non-GAAP financial measures, please see the sections titled “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” included at the end of this release. In regards to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking Non-GAAP EPS and Adjusted EBITDA measures to the closest corresponding GAAP measures without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, significant legal settlements, unrealized gains and losses on equity investments, tax and regulatory reserve changes, restructuring costs and acquisition and financing related impacts.
Contacts
Investors and analysts: investor@uber.com
Media: press@uber.com

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of December 31, 2024	As of December 31, 2025
Assets
Cash and cash equivalents	$5,893	$7,105
Short-term investments	1,084	528
Restricted cash and cash equivalents	545	631
Accounts receivable, net	3,333	3,827
Prepaid expenses and other current assets	1,390	1,902
Total current assets	12,245	13,993
Restricted cash and cash equivalents	2,172	1,911
Restricted investments	7,019	8,874
Investments	8,460	9,178
Equity method investments	302	287
Property and equipment, net	1,952	1,897
Operating lease right-of-use assets	1,158	1,114
Intangible assets, net	1,125	1,048
Goodwill	8,066	8,931
Deferred tax assets	6,171	10,951
Other assets	2,574	3,618
Total assets	$51,244	$61,802
Liabilities, redeemable non-controlling interests and equity
Accounts payable	$858	$1,013
Short-term insurance reserves	2,754	3,387
Operating lease liabilities, current	175	169
Accrued and other current liabilities	7,689	7,751
Total current liabilities	11,476	12,320
Long-term insurance reserves	7,042	9,076
Long-term debt, net of current portion	8,347	10,521
Operating lease liabilities, non-current	1,454	1,390
Other long-term liabilities	449	412
Total liabilities	28,768	33,719

Redeemable non-controlling interests	93	165
Equity
Common stock	—	—
Additional paid-in capital	42,801	38,101
Accumulated other comprehensive loss	(517)	(432)
Accumulated deficit	(20,726)	(10,628)
Total Uber Technologies, Inc. stockholders' equity	21,558	27,041
Non-redeemable non-controlling interests	825	877
Total equity	22,383	27,918
Total liabilities, redeemable non-controlling interests and equity	$51,244	$61,802

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are reflected in thousands, and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2025	2024	2025
Revenue	$11,959	$14,366	$43,978	$52,017
Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	7,234	8,681	26,651	31,338
Operations and support	678	755	2,732	2,854
Sales and marketing	1,209	1,354	4,337	4,898
Research and development	785	885	3,109	3,402
General and administrative	1,114	732	3,639	3,241
Depreciation and amortization	169	185	711	719
Total costs and expenses	11,189	12,592	41,179	46,452
Income from operations	770	1,774	2,799	5,565
Interest expense	(117)	(115)	(523)	(440)
Interest income	191	200	721	743
Other income (expense), net	65	(1,568)	1,128	(68)
Income before income taxes and loss from equity method investments	909	291	4,125	5,800
Provision for (benefit from) income taxes	(6,002)	(40)	(5,758)	(4,346)
Loss from equity method investments	(10)	(14)	(38)	(53)
Net income including non-controlling interests	6,901	317	9,845	10,093
Less: net income (loss) attributable to non-controlling interests, net of tax	18	21	(11)	40
Net income attributable to Uber Technologies, Inc.	$6,883	$296	$9,856	$10,053
Net income per share attributable to Uber Technologies, Inc. common stockholders:
Basic	$3.27	$0.14	$4.71	$4.82
Diluted	$3.21	$0.14	$4.56	$4.73
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	2,105,899	2,073,483	2,094,602	2,085,253
Diluted	2,141,426	2,106,011	2,150,508	2,119,689

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2025	2024	2025
Cash flows from operating activities
Net income including non-controlling interests	$6,901	$317	$9,845	$10,093
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	176	193	737	747
Stock-based compensation	419	451	1,796	1,826
Deferred income taxes	(6,128)	(287)	(6,027)	(4,779)
Accretion of discounts on marketable debt securities, net	(62)	(35)	(251)	(158)
Unrealized gain (loss) on debt and equity securities, net	(556)	1,602	(1,832)	97
Unrealized foreign currency transactions	135	10	308	(120)
Other	92	(20)	187	166
Change in assets and liabilities, net of impact of business acquisitions and disposals:
Accounts receivable	246	(109)	(142)	(466)
Prepaid expenses and other assets	(30)	(154)	(694)	(1,028)
Operating lease right-of-use assets	59	42	196	177
Accounts payable	62	(106)	86	126
Accrued insurance reserves	658	581	2,819	2,660
Accrued expenses and other liabilities	(158)	446	330	967
Operating lease liabilities	(64)	(48)	(221)	(209)
Net cash provided by operating activities	1,750	2,883	7,137	10,099
Cash flows from investing activities
Purchases of property and equipment	(44)	(75)	(242)	(336)
Purchases of non-marketable equity securities	(1)	(390)	(289)	(676)
Purchases of marketable securities	(3,020)	(7,502)	(12,765)	(21,447)
Proceeds from maturities and sales of marketable securities	4,437	6,499	10,204	20,046
Acquisition of businesses, net of cash acquired	—	(11)	—	(815)
Other investing activities	61	(135)	(85)	(336)
Net cash provided by (used in) investing activities	1,433	(1,614)	(3,177)	(3,564)
Cash flows from financing activities
Issuance of term loan and notes, net of issuance costs	—	—	3,972	3,359
Principal repayment on term loan and notes	(2,000)	(1,150)	(3,986)	(2,350)
Principal payments on finance leases	(50)	(45)	(172)	(157)
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	53	63	156	183
Repurchases of common stock	(555)	(1,912)	(1,252)	(6,523)
Redemption of non-controlling interests	(851)	(70)	(851)	(109)
Other financing activities	6	(4)	46	(116)
Net cash used in financing activities	(3,397)	(3,118)	(2,087)	(5,713)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	(179)	13	(267)	215
Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents	(393)	(1,836)	1,606	1,037

Cash and cash equivalents, and restricted cash and cash equivalents
Beginning of period	9,003	11,483	7,004	8,610
End of period	$8,610	$9,647	$8,610	$9,647

Key Terms for Our Key Metrics
Driver(s). The term Driver collectively refers to independent providers of ride or delivery services who use our platform to provide Mobility or Delivery services, or both.
Gross Bookings. We define Gross Bookings as the total dollar value, including any applicable taxes, tolls, and fees, of: Mobility rides, Delivery orders (in each case without any adjustment for consumer discounts and refunds, Driver and Merchant earnings, and Driver incentives) and Freight revenue. Gross Bookings do not include tips earned by Drivers. Gross Bookings are an indication of the scale of our current platform, which ultimately impacts revenue.
Monthly Active Platform Consumers (“MAPCs”). We define MAPCs as the number of unique consumers who completed a Mobility ride or received a Delivery order on our platform at least once in a given month, averaged over each month in the quarter. While a unique consumer can use multiple product offerings on our platform in a given month, that unique consumer is counted as only one MAPC.
Segment Adjusted EBITDA. We define each segment’s Adjusted EBITDA as segment revenue less direct costs and expenses of that segment as well as any applicable exclusions from Adjusted EBITDA.
Segment Operating Income (Loss). We define each segment’s Operating Income (Loss) as segment revenue less direct costs and expenses of that segment as well as any applicable exclusions from Non-GAAP Operating Income.
Trips. We define Trips as the number of completed consumer Mobility rides and Delivery orders in a given period. For example, an UberX Share ride with three paying consumers represents three unique Trips, whereas an UberX ride with three passengers represents one Trip. We believe that Trips are a useful metric to measure the scale and usage of our platform.
Definitions of Non-GAAP Measures
We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to revenue, net income (loss), income (loss) from operations, and other results under GAAP, we use: Adjusted EBITDA; Non-GAAP Operating Income; Non-GAAP Net Income; Non-GAAP EPS; Free cash flow; as well as, revenue growth rates in constant currency, which are described below, to evaluate our business. We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain non-cash expenses, certain variable charges and other gains, losses, benefits, or charges that are unpredictable, in both magnitude and timing, and items not indicative of our ongoing operating performance. Our calculation of these non-GAAP financial measures may differ from similarly-titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to non-controlling interests, net of tax, (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investments, (v) interest expense, (vi) interest income, (vii) other income (expense), net, (viii) depreciation and amortization, (ix) stock-based compensation expense, (x) certain legal, non-income tax, and regulatory reserve changes and settlements, (xi) goodwill and asset impairments/loss on sale of assets, (xii) acquisition, financing and divestitures related expenses, (xiii) restructuring and related charges and (xiv) other items not indicative of our ongoing operating performance.
•Legal, non-income tax, and regulatory reserve changes and settlements. Legal, non-income tax, and regulatory reserve changes and settlements are primarily related to certain significant legal proceedings or governmental investigations related to worker classification definitions, or tax agencies challenging our non-income tax positions. These matters have limited precedent, cover extended historical periods and are unpredictable in both magnitude and timing, therefore are distinct from normal, recurring legal, non-income tax and regulatory matters and related expenses incurred in our ongoing operating performance.
Limitations of Adjusted EBITDA and Adjusted EBITDA Reconciliation
Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:

•Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA excludes certain restructuring and related charges, part of which may be settled in cash;
•Adjusted EBITDA excludes other items not indicative of our ongoing operating performance;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense or the cash necessary to pay income taxes;
•Adjusted EBITDA does not reflect the components of other income (expense), net, which primarily includes: foreign currency exchange gains (losses), net; and unrealized gain (loss) on debt and equity securities, net; and
•Adjusted EBITDA excludes certain legal, non-income tax, and regulatory reserve changes and settlements that may reduce cash available to us.
Non-GAAP Operating Income
We define Non-GAAP Operating Income as income from operations, excluding (i) amortization of acquired intangible assets, (ii) certain legal, non-income tax, and regulatory reserve changes and settlements, (iii) goodwill and asset impairments/loss on sale of assets, (iv) acquisition, financing and divestitures related expenses, (v) restructuring and related charges, and (vi) other items not indicative of our ongoing operating performance.
•Amortization of acquired intangible assets. Management views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of acquired intangible assets is a static expense, which is not typically affected by operations during any particular period and is not reflective of ongoing operating performance. Although we exclude the amortization of acquired intangibles, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Legal, non-income tax, and regulatory reserve changes and settlements. Legal, non-income tax, and regulatory reserve changes and settlements are primarily related to certain significant legal proceedings or governmental investigations related to worker classification definitions, or tax agencies challenging our non-income tax positions. These matters have limited precedent, cover extended historical periods and are unpredictable in both magnitude and timing, therefore are distinct from normal, recurring legal, non-income tax and regulatory matters and related expenses incurred in our ongoing operating performance.
Non-GAAP Net Income
Our Non-GAAP Net Income excludes the adjustments that are excluded from Non-GAAP Operating Income, as well as certain components below income from operations, such as certain items that are not indicative of our recurring core business operating results and certain income tax effects.
•Other income (expense), net. Primarily includes items not indicative of our ongoing operating performance. From time to time, we may exclude other gains, losses, benefits, or charges that are unpredictable, in both magnitude and timing, and items not indicative of our ongoing operating performance. These items include, but are not limited to: foreign currency exchange gain (losses), net, and unrealized (gain) loss on debt and equity securities, net.
•Income tax effects. Primarily include the income tax effects of the adjustments excluded from Non-GAAP Net Income and exclude other income tax benefits or expenses that are unpredictable, in both magnitude and timing, and not indicative of the tax associated with our ongoing operating performance.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2025	2024	2025
GAAP effective tax rate	(660)%	(14)%	(140)%	(75)%
Total adjustments to GAAP provision for income taxes	672%	38%	152%	97%
Non-GAAP effective tax rate (1)	12%	24%	12%	22%
(1) The year-over-year fluctuations in the Non-GAAP effective tax rate are primarily attributed to the net tax effects related to stock-based compensation expenses.

Non-GAAP EPS
We define Non-GAAP EPS as Non-GAAP Net Income attributable to common stockholders divided by Non-GAAP weighted-average shares outstanding. Adjustments to GAAP diluted weighted-average shares outstanding are for any potentially dilutive outstanding securities in periods where Non-GAAP Net Income is positive, but GAAP Net income was in a loss position.
Limitations of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP EPS and Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP EPS Reconciliations
These non-GAAP financial measures have limitations as financial measures, should be considered as supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:
•These non-GAAP financial measures exclude certain recurring, non-cash charges, such as amortization of acquired intangible assets, and although these are non-cash charges, the assets being amortized may have to be replaced in the future, and Non-GAAP Operating Income and Non-GAAP Net Income do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•These non-GAAP financial measures exclude certain restructuring and related charges, part of which may be settled in cash;
•These non-GAAP financial measures exclude certain legal, non-income tax, and regulatory reserve changes and settlements that may reduce cash available to us;
•These non-GAAP financial measures exclude other items not indicative of our ongoing operating performance; and
•These non-GAAP financial measures do not reflect the components of other income (expense), net, which primarily includes: foreign currency exchange gains (losses), net; and unrealized gain (loss) on debt and equity securities, net.
Constant Currency
We compare the percent change in our current period results from the corresponding prior period using constant currency disclosure. We present constant currency growth rate information to provide a framework for assessing how our underlying revenue performed excluding the effect of foreign currency rate fluctuations. We calculate constant currency by translating our current period financial results using the corresponding prior period’s monthly exchange rates for our transacted currencies other than the U.S. dollar.
Free Cash Flow
We define free cash flow as net cash flows from operating activities less capital expenditures.

Reconciliations of Non-GAAP Measures
Adjusted EBITDA
The following table presents reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2024	2025	2024	2025
Adjusted EBITDA reconciliation:
Net income attributable to Uber Technologies, Inc.	$6,883	$296	$9,856	$10,053
Add (deduct):
Net income (loss) attributable to non-controlling interests, net of tax	18	21	(11)	40
Loss from equity method investments	10	14	38	53
Provision for (benefit from) income taxes	(6,002)	(40)	(5,758)	(4,346)
Other (income) expense, net	(65)	1,568	(1,128)	68
Interest expense	117	115	523	440
Interest income	(191)	(200)	(721)	(743)
Income from operations	770	1,774	2,799	5,565
Add (deduct):
Depreciation and amortization	169	185	711	719
Stock-based compensation expense	419	451	1,796	1,826
Legal, non-income tax, and regulatory reserve changes and settlements	462	57	1,123	564
Goodwill and asset impairments/loss on sale of assets, net	6	—	3	2
Acquisition, financing and divestitures related expenses	9	15	25	43
Loss on lease arrangement, net	2	—	2	2
Restructuring and related charges	5	5	25	9
Adjusted EBITDA	$1,842	$2,487	$6,484	$8,730

Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP EPS
The following tables present reconciliations of GAAP and Non-GAAP Operating Income, GAAP and Non-GAAP Net Income and GAAP and Non-GAAP EPS:

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except share amounts which are reflected in thousands, and per share amounts)	2024	2025	2024	2025
GAAP Income from operations	$770	$1,774	$2,799	$5,565
Add (deduct):
Amortization of acquired intangible assets	64	67	290	268
Legal, non-income tax, and regulatory reserve changes and settlements	462	57	1,123	564
Goodwill and asset impairments/loss on sale of assets	6	—	3	2
Acquisition, financing and divestitures related expenses	9	15	68	43
Loss on lease arrangement, net	2	—	2	2
Restructuring and related charges	5	5	25	9
Total adjustments excluded from Non-GAAP Operating Income	548	144	1,511	888
Non-GAAP Operating Income	$1,318	$1,918	$4,310	$6,453

GAAP Net income attributable to Uber Technologies, Inc.	$6,883	$296	$9,856	$10,053
Adjustments excluded from Non-GAAP Operating Income (see above)	548	144	1,511	888
Other (income) expense, net	(65)	1,568	(1,128)	68
Income tax effects (1)	(6,175)	(526)	(6,307)	(5,825)
Loss from equity method investments	10	14	38	53
Non-GAAP Net Income	1,201	1,496	3,970	5,237
Assumed net loss attributable to Freight Holding contingently issuable shares	(4)	—	(49)	(37)
Non-GAAP Net Income attributable to common stockholders	$1,197	$1,496	$3,921	$5,200

Diluted weighted-average shares outstanding	2,141,426	2,106,011	2,150,508	2,119,689

GAAP Diluted EPS (2)	$3.21	$0.14	$4.56	$4.73
Non-GAAP EPS (2)	$0.56	$0.71	$1.82	$2.45
(1) Income tax effects include the impact of the release of our valuation allowance on the U.S. federal and state deferred tax assets in Q4 2024, tax effects from a stock loss in Q1 2025, and a release of our valuation allowance on the Netherlands deferred tax assets in Q3 2025.
(2) Per share amounts are calculated using unrounded numbers and therefore may not recalculate.
Free Cash Flow
The following tables present reconciliations of free cash flow to the most directly comparable GAAP financial measure for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2024	2025	2024	2025
Free cash flow reconciliation:
Net cash provided by operating activities	$1,750	$2,883	$7,137	$10,099
Purchases of property and equipment	(44)	(75)	(242)	(336)
Free cash flow	$1,706	$2,808	$6,895	$9,763